Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Everquest Financial Ltd. and Subsidiaries on Form S-1 of our report dated April 5, 2007 relating to the financial statements of Parapet 2006, Ltd., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/  DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
May 9, 2007